Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781.221.2266 x106

jpellegrino@lemaitre.com

LeMaitre Q4 Sales $14.4mm (+9% Organic); 2010 Sales $56.1mm (+12% Organic)

-— Declares Quarterly Dividend -—

BURLINGTON, MA, February 28, 2011 – LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today announced Q4 2010 financial results. The Company posted record quarterly sales of $14.4mm and adjusted operating income of $938,000. During Q4 2010 the company acquired the LifeSpan ePTFE graft business and agreed to buy out its distributors in Spain and Denmark. The Company also declared a quarterly cash dividend of $0.02 per share of its common stock.

Q4 2010 sales increased 6% (+9% organic) versus Q4 2009, driven by 14% growth in the Americas. Full-year 2010 sales increased 10% (+12% organic) versus 2009, driven by a 17% increase in sales of products in the Vascular category and an 18% increase in the Americas. Vascular accounted for 71% of revenues in 2010 while the Americas accounted for 62%.

The Company reported a gross margin of 71.7% in Q4 2010, versus 74.9% in Q4 2009. The decrease was largely due to costs related to the closure and relocation of the Company’s Italian graft manufacturing facility. Full year 2010 gross margin increased to 74.4% from 73.3% in 2009, due to increased manufacturing efficiencies and higher average selling prices.

Excluding restructuring and impairment charges, Q4 2010 operating income was $938,000. Reported Q4 2010 operating loss was $1.0mm versus an operating profit of $1.2mm in Q4 2009. The loss was driven by $1.6mm in restructuring charges from the closure of the Italian factory, $0.4mm of TAArget/UniFit impairment charges, and increased operating expenses. Full-year 2010 operating profit was a record $4.3mm versus $1.9mm in 2009. Sales growth and an expanded gross margin drove the improvement.

Net income in Q4 2010 was $2.1mm, or $0.13 per diluted share, versus $1.3mm in Q4 2009, or $0.08 per diluted share. Q4 2010 net income benefited from a $2.3mm one-time, non-cash, credit to the tax provision. Net income for 2010 was $6.2mm, or $0.38 per diluted share, versus $1.6mm, or $0.10 per diluted share, in 2009.

George W. LeMaitre, Chairman and CEO said, “In 2010 sales grew 12% organically, and operating income doubled to $4.3mm. Due to the company’s increasing earnings power, we have initiated quarterly dividends. I view this as a complement to our share repurchase program as we work to maximize shareholder value. Additionally, in Q4 2010 we acquired the LifeSpan ePTFE business and agreed to buy out our Spanish and Danish distributors. These moves broaden our vascular offering and strengthen our direct-to-hospital sales channel.”

The Company’s cash and marketable securities decreased by $5.1mm during Q4 2010 to $22.6mm at December 31, 2010. The decrease was largely due to $3.5mm related to the purchase of LifeSpan, $1.6mm in employee termination costs in Italy, and $1.2mm of share repurchases.

Sales and marketing expenses increased 5% in Q4 2010 to $5.1mm. The Company ended 2010 with 67 sales representatives versus 61 at the end of 2009.

General and administrative expenses increased 18% in Q4 2010 to $2.9mm. Increases were due to additional management personnel and increased executive compensation, as well as acquisition-related expenses.

R&D expenses decreased 14% to $1.5mm in Q4 2010, a result of decreased regulatory and clinical affairs spending as the Company suspended its TAArget/UniFit clinical trials.

Business Development

On November 17, 2010 the Company acquired the LifeSpan Vascular Graft manufacturing business from Angiotech Pharmaceuticals, Inc. for $2.8mm. The Company also paid $1.2mm to Edwards LifeSciences, the former LifeSpan distributor, in exchange for trademarks, inventory, and an orderly market transition in Europe and Japan. The Company expects LifeSpan sales of approximately $1.7mm in 2011. The transaction is expected to reduce operating income by approximately $0.7mm in 2011 and be accretive thereafter.

The Company also announced it will begin direct sales in Spain and Denmark in July 2011. LeMaitre Vascular currently sells its products in Spain and Denmark through independent distributors, who have agreed to terminate their distribution rights and provide detailed customer information and transition services for $1.3 million. In 2010 the Company sold $0.7mm of products to these two distributors.

Dividend Initiation

The Company announced that its Board of Directors has approved a policy for the payment of regular quarterly cash dividends on the Company’s common stock of $0.02 per share, payable on April 5, 2011, to shareholders of record at the close of business on March 22, 2011. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the final determination of the Company’s Board of Directors.

Business Outlook

The Company expects Q1 2011 sales of $14.5mm, and operating income of $150,000. Q1 2011 operating income guidance includes an estimated $1.2mm in largely non-cash charges related to the closure of the Italian manufacturing facility, and the distributor buyouts in Spain and Denmark.

The Company also revised its full-year 2011 sales guidance to $62.0mm (+11% versus 2010), and maintained its 2011 operating income guidance of $6.0mm (+40%). This guidance implies a 10% reported operating margin for 2011.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EST today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 866-202-3109 (+1-617-213-8844 for international callers), using passcode 38744818. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

Well-known to vascular surgeons, the Company’s diversified product portfolio consists of brand name devices used in arteries and veins outside of the heart, including the Expandable LeMaitre Valvulotome, Pruitt F3 Carotid Shunt, and AlboGraft Vascular Graft.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non- recurring or infrequently-occurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, management uses results of operations before such items to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported a non-GAAP financial measure, adjusted operating income, which excludes certain expenses related to the closure of its Italian manufacturing facility and its decision to reduce investment in its stent graft program. During Q4 2010, the Company paid $1.6mm in severance and related termination payments to the employees at its Italian manufacturing facility, of which $1.6mm million was charged to restructuring in Q4. The Company did not incur any restructuring charges in Q4 2009. Also, during Q4 2010, the Company decided to discontinue research and development activities related to its stent graft program, which resulted in impairment charges of $0.4 million. The Company did not incur any impairment charges in Q4 2009.

In addition, this press release includes sales growth after adjusting for foreign exchange, business development transactions, and other non-recurring events. The Company refers to this as “organic” sales growth. The Company analyzes net sales on a constant currency basis net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and highly variable in sales impact, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to both management and the Company’s investors. During Q2 2010, the Company divested the OptiLock Implantable Port and discontinued sales of the aSpire Stent, and in Q4 2010, the Company acquired its LifeSpan Vascular Graft business.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the Company’s financial and operational guidance, and its plans to begin direct sales in Spain and Denmark, are forward-looking, involving risks and uncertainties. The Company’s current quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the risk that the Company may not realize the anticipated benefits of its acquisitions; the risk that the Company is not successful in transitioning to a direct selling model in Spain and Denmark; the risk that the Company experiences production delays or quality difficulties in the consolidation of its manufacturing operations; the risk that the Company does not generate sufficient operating scale to maintain or increase profitability; risks related to product demand and market acceptance of the Company’s products; the possibility that the Company’s new products may fail to provide the desired safety and efficacy or may not be accepted by the market for other reasons; the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the risk that the Company may fail to expand its product offerings through internal development or acquisition; the general uncertainty related to seeking regulatory approvals for the Company’s products; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-

looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31, 2010	December 31, 2009
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$22,614	$23,192
Marketable securities	—	808
Accounts receivable, net	8,475	7,778
Inventories	8,375	6,498
Other current assets	3,357	1,274

Total current assets	42,821	39,550
Property and equipment, net	3,806	2,101
Goodwill	11,917	11,022
Other intangibles, net	3,686	3,316
Other assets	954	917

Total assets	$63,184	$56,906

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,320	$1,136
Accrued expenses	8,223	5,412
Acquisition-related liabilities	441	—

Total current liabilities	9,984	6,548

Long term debt	155	188
Deferred tax liabilities	443	1,546
Other long-term liabilities	86	411

Total liabilities	10,668	8,693

Stockholders’ equity
Common stock	161	159
Additional paid-in capital	64,642	63,475
Accumulated deficit	(8,423)	(14,596)
Accumulated other comprehensive gain (loss)	(429)	94
Less: treasury stock	(3,435)	(919)

Total stockholders’ equity	52,516	48,213

Total liabilities and stockholders’ equity	$63,184	$56,906

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

	For the three months ended		For the year ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(unaudited)		(unaudited)
Net sales	$14,431	$13,584	$56,060	$50,908
Cost of sales	4,084	3,411	14,341	13,604

Gross profit	10,347	10,173	41,719	37,304
Operating expenses:
Sales and marketing	5,070	4,807	19,409	17,710
General and administrative	2,864	2,421	10,506	9,852
Research and development	1,475	1,716	5,488	5,910
Restructuring charges	1,566	—	1,566	1,777
Impairment charge	417	—	485	106

Total operating expenses	11,392	8,944	37,454	35,355

Income (loss) from operations	(1,045)	1,229	4,265	1,949

Other income:
Interest income, net	6	8	26	12
Other income (expense), net	(13)	75	(16)	254

Total other income, net	(7)	83	10	266

Income (loss) before income taxes	(1,052)	1,312	4,275	2,215
Provision (benefit) for income taxes	(3,176)	43	(1,898)	617

Net income	$2,124	$1,269	$6,173	$1,598

Net income per share of common stock:
Basic	$0.14	$0.08	$0.40	$0.10

Diluted	$0.13	$0.08	$0.38	$0.10

Weighted average shares outstanding:
Basic	15,596	15,722	15,627	15,687

Diluted	16,148	16,066	16,114	15,916

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

	For the three months ended				For the year ended
	December 31, 2010		December 31, 2009		December 31, 2010		December 31, 2009
	$	%	$	%	$	%	$	%
					(unaudited)
Net Sales by Product Category:
Vascular	$10,287	71%	$9,364	69%	$40,022	71%	$34,265	67%
Endovascular	3,106	22%	3,079	23%	12,040	22%	12,363	24%
General Surgery	975	7%	1,007	7%	3,882	7%	3,836	8%

	14,368	100%	13,450	99%	55,944	100%	50,464	99%
OEM	63	0%	134	1%	116	0%	444	1%

Total Net Sales	$14,431	100%	$13,584	100%	$56,060	100%	$50,908	100%

Net Sales by Geography
Americas	$8,768	61%	$7,704	57%	$34,574	62%	$29,420	58%
International	5,663	39%	5,880	43%	21,486	38%	21,488	42%

Total Net Sales	$14,431	100%	$13,584	100%	$56,060	100%	$50,908	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2010				2009				2008
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total net sales	14,431	13,656	14,158	13,815	13,584	13,346	12,630	11,348	12,111	12,023	12,739	11,847
Impact of currency exchange rate fluctuations (1)	(420)	(418)	(336)	314	613	(215)	(699)	(622)	(448)	452	836	674
Net impact of acquisitions, distributed sales and discontinued products, excluding currency exchange rate fluctuations (2)	56	(105)	(65)	95	397	333	234	101	235	703	929	1,133

(1)	Represents the impact of the change in foreign exchange rates compared to the corresponding quarter of the prior year based on the weighted average exchange rate for each quarter.
(2)	Represents the impact of sales of products of acquired businesses and distributed sales of other manufacturers’ products, net of sales related to discontinued products and other activities, based on 12 months’ sales following the date of the event or transaction, for the current period only.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending December 31, 2010
Net sales as reported	$14,431
Impact of currency exchange rate fluctuations	420
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	(56)

Adjusted net sales		$14,795
For the three months ending December 31, 2009
Net Sales as reported		$13,584

Adjusted net sales increase for the three months ending December 31, 2010		$1,211	9%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2010
Net sales as reported	$56,060
Impact of currency exchange rate fluctuations	860
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	19

Adjusted net sales		$56,939
For the year ending December 31, 2009
Net Sales as reported		$50,908

Adjusted net sales increase for the year ending December 31, 2010		$6,031	12%

	For the three months ended
	December 31, 2010	December 31, 2009
Reconciliation between GAAP and Non-GAAP income (loss) from operations:
Income (loss) from operations as reported	$(1,045)	$1,229
Restructuring charges	1,566	0
Impairment	417	0

Adjusted income (loss) from operations	$938	$1,229